AMENDMENT
                                      ---------


                       AMENDMENT, dated as of April 10, 1995 to the
             Rights Agreement, dated as of March 10, 1987 and amended and restated as of August 14, 1990 (the "Rights Agreement"), between Clark Equipment Company, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent").


                                 W I T N E S S E T H
                                 - - - - - - - - - -


                       WHEREAS, the Company and the Rights Agent have
             heretofore executed and entered into the Rights Agreement;
             and

                       WHEREAS, pursuant to Section 26 of the Rights
             Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accor-dance with the provisions of Section 26 thereof; and

                       WHEREAS, all actions necessary to make this
             Amendment a valid agreement, enforceable according to its terms have been taken, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent;


                       NOW, THEREFORE, in consideration of the foregoing
             and the mutual agreements set forth herein, the Company and the Rights Agent agree as follows:

                       1. A new Section 34 shall be added which states the following:

                       "34.  Exemption of Ingersoll-Rand Offer and
                             -------------------------------------
                  Merger:  Notwithstanding anything to the contrary
                  ------
                  contained in this Agreement, the provisions of Sec-tions 3(a), 11(a)(ii) and 13(a) shall not apply with respect to any transaction undertaken by Ingersoll-Rand Company ("IR") or any of its Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) pursuant to the Agreement and Plan of Merger, dated April 9, 1995, by and among IR, CEC Acquisition Corp. and Clark Equipment Company nor shall IR or any of its Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) be




























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                  deemed to be an Acquiring Person (as defined in the
                  Rights Agreement) as a result of any such transactions."

                       2. This Amendment shall be deemed to be a co-ntract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accor-dance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                       3. Except as hereinabove expressly provided, all provisions of the Rights Agreement shall continue in full force and effect.

                       4. This Amendment may be executed in one or more counterparts all of which shall be considered one and the same instrument and shall become effective as of the date hereof when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.


                       IN WITNESS WHEREOF, the parties hereto have
             caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


             Attest:                       CLARK EQUIPMENT COMPANY

             By /s/ John J. Moran, Jr      By /s/ William N. Harper
               -----------------------       -----------------------
               Name: John J. Moran, Jr       Name: William N. Harper
               Title: Assistant Secretary    Title: Vice President and
                                                      Controller

             Attest:                       HARRIS TRUST AND SAVINGS BANK


             By /s/ Wendy A. Dyter         By /s/ Thomas D. Grady
               -----------------------       -----------------------
               Name: Wendy A. Dyter          Name: Thomas D. Grady
               Title: Trust Officer and      Title: Vice President
                        Assistant Secretary



























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